Shutterfly Announces Fourth Quarter and Full Year 2015 Financial Results

●	Fourth Quarter 2015 net revenues increase 13% year-over-year to $548.1 million

●	Full Year 2015 net revenues increase 15% year-over-year to $1.06 billion

●	Full Year Consumer segment revenues up 10%

●	Full Year Enterprise segment revenues up 94%

●	Record Full Year Free Cash Flow of $110.6 million, a 45% increase year-over-year

●	Record Full Year adjusted EBITDA of $192.0 million, a 15% increase year-over-year

●	Full Year Free Cash Flow per share of $3.01 per share, 51% increase year-over-year

REDWOOD CITY, Calif. February 3, 2016 -- Shutterfly, Inc. (NASDAQ:SFLY), the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands, today announced financial results for the fourth quarter ended December 31, 2015.

“Shutterfly delivered outstanding results in 2015 with record revenue, adjusted EBITDA, free cash flow and free cash flow per share,” said Jeffrey Housenbold, president and chief executive officer of Shutterfly. “We surpassed two important milestones of $1 billion in revenue and $100 million in free cash flow. Our consumer business delivered solid growth and our enterprise revenue nearly doubled. We are starting to see the benefit from our strategic investments in expanding margins, and we expect free cash flow to continue growing faster than revenue as we enter a more normalized capital spending cycle. The team is excited to begin rolling out the first phase of Shutterfly 3.0 in the first quarter of 2016, providing customers with a superior memory preservation and creation experience.

“Our Chairman Phil Marineau will take over as interim CEO upon my previously announced departure on February 19. It’s been an amazing eleven years and I am so proud of what we’ve accomplished. I am confident that Shutterfly is in a strong position as the clear category leader, with a strong team that is committed to innovation, growth and helping our customers share life’s joy,” concluded Housenbold.

Fourth Quarter 2015 Financial Highlights

●	Net revenues totaled $548.1 million, a 13% year-over-year increase.

●	Fourth quarter 2015 represents the 60th consecutive quarter of year-over-year net revenue growth.

●	Consumer net revenues totaled $503.3 million, a 9% year-over-year increase.(1)

●	Enterprise net revenues totaled $44.7 million, a 119% year-over-year increase.(1)

●	Gross profit margin was 58.3% of net revenues, compared to 57.9% in the fourth quarter of 2014.

●	Consumer gross profit margin was 62.4% of net revenues, compared to 60.7% in the fourth quarter of 2014. (1)

●	Enterprise gross profit margin was 17.1% of net revenues, compared to 12.9% in the fourth quarter of 2014. (1)

●	Operating expenses, excluding $9.6 million of stock-based compensation, totaled $167.8 million.

●	GAAP net income was $131.1 million, compared to $99.7 million in the fourth quarter of 2014.

●	GAAP net income per share was $3.57, compared to $2.51 in the fourth quarter of 2014.

●	Non-GAAP net income per share was $3.45, compared to $2.57 in the fourth quarter of 2014.

●	Adjusted EBITDA income was $181.6 million, compared to $164.6 million in the fourth quarter of 2014.

●	At December 31, 2015, cash and investments totaled $340.8 million.

●	In the fourth quarter of 2015, the Company repurchased 1.1 million shares at an average price of $42.14 under its share repurchase program.

Full Year 2015 Financial Highlights

●	Net revenues totaled $1.06 billion, a 15% year-over-year increase.

●	Consumer net revenues totaled $961.4 million, a 10% year-over-year increase.

●	Enterprise net revenues totaled $98.0 million, a 94% year-over-year increase.

●	Gross profit margin was 50.2% of net revenues, compared to 50.9% in 2014.

●	Consumer gross profit margin was 54.6% of net revenues compared to 54.7% in 2014. (1)

●	Enterprise gross profit margin was 18.6% of net revenues compared to 14.2% in 2014. (1)

●	Operating expenses, excluding $56.3 million of stock-based compensation, totaled $456.8 million.

●	GAAP net loss was $(0.8) million, compared to GAAP net loss of $(7.9) million in 2014.

●	GAAP net loss per share was $(0.02), compared to GAAP net loss per share of $(0.20) in 2014.

●	Non-GAAP net income per share was $0.14, compared to $0.07 in 2014.

●	Adjusted EBITDA was $192.0 million, compared to $166.8 million in 2014.

●	Total capital expenditures totaled $81.4 million compared to $90.2 million in 2014.

●	Free Cash Flow was $110.6 million, compared to $76.5 million in 2014.

●	During 2015, the Company repurchased approximately 4.9 million shares for a total repurchase amount of $215.9 million under its share repurchase program. The Company has $95.3 million remaining available for repurchase under its share repurchase program at year end.

(1) Effective in the fourth quarter of 2014, the Company defined two reportable segments based on factors such as how management manages the operations and how the chief operating decision maker views results. The Company’s two reportable segments are Consumer and Enterprise. Refer to the Segment Disclosure table at the back of the release for segment level disclosures.

Fourth Quarter 2015 Consumer Operating Metrics

●	Transacting customers totaled 6.1 million, an 8% year-over-year increase.

●	Orders totaled 10.3 million, a 7% year-over-year increase.

●	Average order value was $48.96, an increase of 1% year-over-year.

Full Year 2015 Consumer Operating Metrics

●	Transacting customers totaled 9.8 million, a 6% year-over-year increase.

●	Orders totaled 25.8 million, a 19% year-over-year increase.

●	Average order value was $37.26, a decrease of 7% year-over-year.

●	Average order value excluding GrooveBook(2) was $40.98, remaining flat compared to the same period in 2014.

(2) In October 2014, the Company acquired GrooveBook, a mobile photobook app subscription service which has a significantly lower average order value than the other Shutterfly, Inc. brands.

Business Outlook (3)

First Quarter 2016:

•	Net revenues to range from $173.0 million to $180.0 million, a year-over-year increase of 8.1% to 12.5%.

•	GAAP gross profit margin to range from 40.0% to 41.0% of net revenues.

•	Non-GAAP gross profit margin to range from 41.5% to 42.5% of net revenues.

•	GAAP operating loss to range from ($43.2) million to ($46.2) million.

•	Non-GAAP operating loss to range from ($26.0) million to ($29.0) million.

•	GAAP effective tax rate to range from 31.5% to 33.9%.

•	GAAP net loss per share to range from ($0.92) to ($1.01).

•	Weighted average shares of approximately 35.0 million.

•	Adjusted EBITDA to range from ($1.8) million to ($4.8) million.

Full Year 2016:

•	Net revenues to range from $1.120 billion to $1.160 billion, a year-over-year increase of 5.7% to 9.5%.

•	GAAP gross profit margin to range from 50.9% to 51.7% of net revenues.

•	Non-GAAP gross profit margin to range from 52.0% to 52.6% of net revenues.

•	GAAP operating income to range from $32.6 million to $53.9 million.

•	Non-GAAP operating income to range from $103.7 million to $122.7 million.

•	GAAP effective tax rate to range from 31.5% to 33.9%.

•	GAAP net income per share to range from $0.19 to $0.58.

•	Weighted average shares of approximately 36.0 million.

•	Adjusted EBITDA to range from $203.9 million to $222.9 million, or 18.2% to 19.2% of net revenues.

•	Free cash flow to range from $124.0 million to $132.9 million.

•	Capital expenditures to range from 7.1% to 7.8% of net revenues.

(3) Includes $3.3 million in executive severance charges.

Notes to the Fourth Quarter 2015 and Full Year 2015 Financial Results and Operating Metrics and 2015 Business Outlook

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before interest, taxes, depreciation, amortization and stock-based compensation.
Free cash flow is a non-GAAP financial measure that the Company defines as adjusted EBITDA less purchases of property, plant, and equipment and capitalization of software development costs.
Non-GAAP earnings per share is defined as non-GAAP net income (loss), which excludes interest expense related to the Company’s issuance of 0.25% convertible senior notes in May 2013, divided by diluted non-GAAP shares outstanding, which is GAAP diluted weighted average shares outstanding less any shares issuable under the Company’s convertible senior notes.
Consumer segment includes net revenues from stationery and greeting cards, photo books, calendars and photo-based merchandise, photo prints, and the related shipping revenues and rental revenue. Consumer also includes net revenues from advertising and sponsorship programs.
Enterprise segment includes net revenues primarily from variable, four-color direct marketing collateral manufactured and fulfilled for business customers.
Average Order Value (AOV) is defined as total net revenues (excluding Enterprise) divided by total orders.
The foregoing financial guidance replaces any of the Company’s previously issued financial guidance which should no longer be relied upon.

Fourth Quarter and Full Year 2015 Conference Call
Management will review the fourth quarter and full year 2015 financial results and its expectations for the first quarter and full year 2016 on a conference call on Wednesday, February 3, 2016 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).  To listen to the call and view the accompanying slides, please visit http://www.shutterflyinc.com. In the Investor Relations area, click on the link provided for the webcast, or dial (412) 317-6011 or (888) 317-6003, and enter the conference access code 2061002.  The webcast, as well as a podcast, will be archived and available at http://www.shutterflyinc.com.  A replay of the conference call will be available through Wednesday, February 17, 2016. To hear the replay, please dial (855) 317-0088, and enter conference ID 10078921.

Non-GAAP Financial Information
This press release contains non-GAAP financial measures.  Tables are provided at the end of this press release that reconcile the non-GAAP financial measures that the Company uses to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP financial measures include non-GAAP gross profit margin, non-GAAP operating income (loss) and operating margin, adjusted EBITDA, free cash flow, and non-GAAP net income (loss) per share. The method the Company uses to produce non-GAAP financial measures is not computed according to GAAP and may differ from methods used by other companies.

To supplement the Company's consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to gross margins, operating income (loss), net income (loss) or net income (loss) per share determined in accordance with GAAP. For more information, please see Shutterfly's SEC Filings, including the most recent Form 10-K and Form 10-Q, which are available on the Securities and Exchange Commission's Web site at www.sec.gov.

Notice Regarding Forward-Looking Statements
This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include statements regarding the Company's growth and financial expectations for the first quarter and full year 2016 set forth under the caption "Business Outlook," and statements about historical results that may suggest trends for our business. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy; changes in consumer discretionary spending as a result of the macroeconomic environment; the loss of sales partners for our products; our ability to expand our customer base, increase sales to existing customers and meet production requirements; our ability to successfully integrate acquired businesses and assets; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to develop innovative, new products and services on a timely and cost-effective basis; consumer acceptance of our products and services; our ability to develop additional adjacent lines of business; unforeseen changes in expense levels; and competition and pricing strategies of our competitors, which could lead to pricing pressure. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of the Company's most recent Form 10-K and Form 10-Q, and the Company's other filings, which are available on the Securities and Exchange Commission's website at www.sec.gov. These forward-

looking statements are based on current expectations and the Company assumes no obligation to update this information.

# # #

About Shutterfly, Inc.
Shutterfly, Inc. is the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands. Founded in 1999, the Shutterfly, Inc. family of brands includes Shutterfly, where your photos come to life in photo books, cards and gifts; Tiny Prints, premium cards and stationery for all life’s occasions; Wedding Paper Divas, wedding invitations and stationery for every step of the planning process; MyPublisher, one of the pioneers in the photo book industry and creator of easy-to-use photo book-making software; ThisLife, a private, cloud-based solution that makes it easy for consumers to find, share and enjoy their photos and videos, all in one place; GrooveBook, a mobile photo book app subscription service that sends customers a keepsake book of their mobile photos each month; and BorrowLenses, the premier online marketplace for photographic and video equipment rentals. For more information about Shutterfly, Inc. (NASDAQ:SFLY), visit www.shutterflyinc.com.

Contacts Media Relations: Nicole Stier, 650-610-6013 nstier@shutterfly.com	Investor Relations: Christiane Pelz, 650-632-2310 cpelz@shutterfly.com

Shutterfly, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net revenues	$548,080	$483,325	$1,059,429	$921,580
Cost of net revenues	228,733	203,316	528,078	452,720
Gross profit	319,347	280,009	531,351	468,860
Operating expenses:
Technology and development	43,390	36,521	155,318	133,623
Sales and marketing	98,721	87,340	236,749	216,035
General and administrative	35,289	35,668	121,019	112,957
Total operating expenses	177,400	159,529	513,086	462,615
Income from operations	141,947	120,480	18,265	6,245
Interest expense	(5,664)	(4,548)	(20,998)	(16,732)
Interest and other income, net	89	125	744	508
Income/(loss) before income taxes	136,372	116,057	(1,989)	(9,979)
Benefit from/(provision for) income taxes	(5,258)	(16,407)	1,146	2,119
Net income/(loss)	$131,114	$99,650	$(843)	$(7,860)

Net income/(loss) per share:
Basic	$3.73	$2.59	$(0.02)	$(0.20)
Diluted	$3.57	$2.51	$(0.02)	$(0.20)
Weighted average shares:
Basic	35,172	38,412	36,761	38,452
Diluted	36,743	39,631	36,761	38,452

Stock-based compensation is allocated as follows:
Cost of net revenues	$989	$875	$4,134	$3,657
Technology and development	3,096	3,040	10,840	9,236
Sales and marketing	4,310	5,833	21,512	22,670
General and administrative	2,232	7,520	23,972	26,199
	$10,627	$17,268	$60,458	$61,762

Shutterfly, Inc.
Consolidated Balance Sheets
(In thousands, except par value amounts)
(Unaudited)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$288,863	$380,543
Short-term investments	22,918	64,866
Accounts receivable, net	55,222	31,105
Inventories	13,466	13,016
Deferred tax asset, current portion	—	34,645
Prepaid expenses and other current assets	33,147	24,983
Total current assets	413,616	549,158
Long-term investments	29,005	29,928
Property and equipment, net	281,779	241,742
Intangible assets, net	62,323	87,950
Goodwill	408,975	408,975
Deferred tax asset, net of current portion	1,710	549
Other assets	11,176	13,976
Total assets	$1,208,584	$1,332,278

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,329	$30,086
Accrued liabilities	149,134	135,485
Deferred revenue	27,329	31,415
Total current liabilities	211,792	196,986
Convertible senior notes, net	267,618	255,218
Deferred tax liability	12,447	48,090
Other liabilities	110,665	74,178
Total liabilities	602,522	574,472
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000 shares authorized; 34,777 and 37,906 shares issued and outstanding on December 31, 2015 and December 31, 2014, respectively	4	4
Additional paid-in capital	900,218	838,313
Accumulated other comprehensive loss	(68)	(53)
Accumulated deficit	(294,092)	(80,458)
Total stockholders' equity	606,062	757,806
Total liabilities and stockholders' equity	$1,208,584	$1,332,278

Shutterfly, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(843)	$(7,860)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	86,290	64,885
Amortization of intangible assets	26,987	33,867
Amortization of debt discount and transaction costs	13,647	12,905
Stock-based compensation, net of forfeitures	60,458	61,762
Loss on disposal of property and equipment and rental assets	1,755	361
Deferred income taxes	(2,149)	(2,604)
Tax benefit/(shortfall) from stock-based compensation	98	(163)
Excess tax benefits from stock-based compensation	(1,813)	(1,025)
Changes in operating assets and liabilities:
Accounts receivable, net	(24,117)	(9,464)
Inventories	(450)	(3,388)
Prepaid expenses and other current assets	(8,163)	(3,958)
Other assets	727	(1,442)
Accounts payable	3,139	(1,275)
Accrued and other liabilities	5,211	18,273
Deferred revenue	(4,085)	7,301
Other non-current liabilities	8,345	(1,687)
Net cash provided by operating activities	165,037	166,488

Cash flows from investing activities:
Purchases of property and equipment	(55,448)	(71,169)
Capitalization of software and website development costs	(21,221)	(21,032)
Purchases of investments	(31,073)	(124,111)
Proceeds from the maturities of investments	62,944	29,130
Proceeds from the sales of investments	10,510	850
Proceeds from sale of property and equipment and rental assets	1,298	904
Acquisition of business and intangible assets, net of cash acquired	(127)	(12,000)
Net cash used in investing activities	(33,117)	(197,428)

Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	3,221	3,243
Repurchases of common stock	(179,090)	(88,815)
Prepayment of accelerated share repurchase	(75,000)	—
Refund of accelerated share repurchase	38,179	—
Excess tax benefits from stock-based compensation	1,813	1,025
Principal payments of capital lease and financing obligations	(12,723)	(3,054)
Net cash used in financing activities	(223,600)	(87,601)

Net decrease in cash and cash equivalents	(91,680)	(118,541)
Cash and cash equivalents, beginning of period	380,543	499,084
Cash and cash equivalents, end of period	$288,863	$380,543

Supplemental schedule of non-cash investing / financing activities:
Net increase/(decrease) in accrued purchases of property and equipment	$3,818	$(2,674)
Net increase in accrued capitalized software and website development costs	892	716
Stock-based compensation capitalized with software and website development costs	1,247	1,597
Increase in estimated fair market value of buildings under build-to-suit leases	17,161	22,855
Property and equipment acquired under capital leases	29,097	37,823
Increase to amount due for acquisition of business	—	1,673
Amount due from adjustment of net working capital from acquired business	—	253

Shutterfly, Inc.
Consumer Metrics Disclosure

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Consumer Metrics
Customers	6,141,073	5,673,174	9,750,590	9,206,162
year-over-year growth	8%		6%

Orders	10,280,487	9,592,330	25,805,801	21,772,719
year-over-year growth	7%		19%

Average order value*	$48.96	$48.26	$37.26	$40.00
year-over-year growth	1%		(7)%

Average order value excluding GrooveBook*	$51.95	$51.55	$40.98	$41.14
year-over-year growth	1%		0%

* Average order value excludes Enterprise revenue.

Shutterfly, Inc.
Segment Disclosure
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Consumer
Net revenues	$503,331	$462,887	$961,418	$870,959
Cost of net revenues	189,125	181,762	436,050	394,265
Gross margin	314,206	281,125	525,368	476,694
Consumer gross margin	62.4%	60.7%	54.6%	54.7%

Enterprise
Net revenues	44,749	20,438	98,011	50,621
Cost of net revenues	37,090	17,805	79,789	43,456
Gross margin	7,659	2,633	18,222	7,165
Enterprise gross margin	17.1%	12.9%	18.6%	14.2%

Corporate (1)
Net revenues	—	—	—	—
Cost of net revenues	2,518	3,749	12,239	14,999
Gross margin	(2,518)	(3,749)	(12,239)	(14,999)

Consolidated
Net revenues	548,080	483,325	1,059,429	921,580
Cost of net revenues	228,733	203,316	528,078	452,720
Gross margin	$319,347	$280,009	$531,351	$468,860

GAAP gross margin	58.3%	57.9%	50.2%	50.9%

Non-GAAP gross margin	58.7%	58.7%	51.3%	52.5%

(1) Corporate category includes activities that are not directly attributable or allocable to a specific segment. This category consists of stock-based compensation and amortization of intangible assets.

Shutterfly, Inc.
Reconciliation of Forward-Looking Guidance for Non-GAAP Financial Measures to GAAP Measures
(In millions, except per share amounts)

	Forward-Looking Guidance
	GAAP Range of Estimate			Adjustments			Non-GAAP Range of Estimate
	From	To		From	To		From	To

Three Months Ending March 31, 2016

Net revenues	$173.0	$180.0		—	—		$173.0	$180.0
Gross profit margin	40.0%	41.0%		1.5%	1.5%	[a]	41.5%	42.5%
Operating loss	($46.2)	($43.2)		$17.2	$17.2	[b]	($29.0)	($26.0)
Operating margin	(26.7)%	(24.0)%		10.0%	9.6%	[b]	(16.7)%	(14.4)%
Operating loss excluding executive severance	($42.9)	($39.9)	[g]

Stock-based compensation	$11.1	$11.1		$11.1	$11.1		—	—
Amortization of intangible assets	$6.1	$6.1		$6.1	$6.1		—	—

Adjusted EBITDA*							($4.8)	($1.8)
Adjusted EBITDA* margin							(2.8)%	(1.0)%
Adjusted EBITDA* excluding executive severance							($1.5)	$1.5	[g]
Adjusted EBITDA* margin excluding executive severance							(0.9)%	0.8%	[g]

Loss per share	($1.01)	($0.92)		$0.07	$0.07	[e]	($0.94)	($0.85)
Weighted average shares	35.0	35.0

Effective tax rate	31.5%	33.9%

Twelve Months Ending December 31, 2016

Net revenues	$1,120.0	$1,160.0		—	—		$1,120.0	$1,160.0
Gross profit margin	50.9%	51.7%		1.1%	0.9%	[c]	52.0%	52.6%
Operating income	$32.6	$53.9		$71.2	$68.7	[d]	$103.7	$122.7
Operating margin	2.9%	4.6%		6.4%	6.0%	[d]	9.3%	10.6%
Operating income excluding executive severance	$35.9	$57.2	[g]

Stock-based compensation	$51.1	$48.6		$51.1	$48.6		—	—
Amortization of intangible assets	$20.1	$20.1		$20.1	$20.1		—	—

Adjusted EBITDA*							$203.9	$222.9
Adjusted EBITDA* margin							18.2%	19.2%
Adjusted EBITDA* excluding executive severance							$207.2	$226.2	[g]
Adjusted EBITDA* margin excluding executive severance							18.5%	19.5%	[g]

Diluted earnings per share	$0.19	$0.58		$0.28	$0.28	[f]	$0.47	$0.86
Weighted average diluted shares	36.0	36.0
Effective tax rate	31.5%	33.9%

Capital expenditures - % of net revenues	7.1%	7.8%

* Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation.
[a] Reflects estimated adjustments for stock-based compensation expense of approximately $1.2 million and amortization of purchased intangible assets of approximately $1.5 million.
[b] Reflected estimated adjustment for stock-based compensation expense of approximately $11.1 million, and amortization of purchased intangible assets of approximately $6.1 million.
[c] Reflects estimated adjustments for stock-based compensation expense of approximately $4.3 to $6.7 million and amortization of purchased intangible assets of approximately $5.6 million.
[d] Reflects estimated adjustments for stock-based compensation expense of approximately $48.6 million to $51.1 million and amortization of purchased intangible assets of approximately $20.1 million.
[e] Reflects estimated adjustments for interest expense of approximately $2.5 million, net of tax.
[f] Reflects estimated adjustments for interest expense of approximately $10.1 million, net of tax.
[g] Reflects CEO and COO severance of approximately $3.3 million in 2016

Shutterfly, Inc.
Reconciliation of GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin
(In thousands)
(Unaudited)

	Three Months Ended								Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2014	2014	2014	2014	2015	2015	2015	2015	2014	2015

GAAP gross profit	$60,756	$75,813	$52,282	$280,009	$65,271	$87,232	$59,501	$319,347	$468,860	$531,351
Stock-based compensation	1,002	894	886	875	1,192	1,001	952	989	3,657	4,134
Amortization of intangible assets	2,823	2,823	2,822	2,874	2,849	2,014	1,713	1,526	11,342	8,102
Non-GAAP gross profit	$64,581	$79,530	$55,990	$283,758	$69,312	$90,247	$62,166	$321,862	$483,859	$543,587

Non-GAAP gross profit margin	47%	50%	39%	59%	43%	49%	37%	59%	53%	51%

Shutterfly, Inc.
Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin
(In thousands)
(Unaudited)

	Three Months Ended								Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2014	2014	2014	2014	2015	2015	2015	2015	2014	2015

GAAP operating income (loss)	$(38,611)	$(26,697)	$(48,927)	$120,480	$(46,224)	$(28,392)	$(49,066)	$141,947	$6,245	$18,265
Stock-based compensation	15,992	14,714	13,788	17,268	17,760	16,315	15,756	10,627	61,762	60,458
Amortization of intangible assets	8,583	8,740	8,530	8,014	7,684	6,735	6,379	6,252	33,867	27,050
Non-GAAP operating income (loss)	$(14,036)	$(3,243)	$(26,609)	$145,762	$(20,780)	$(5,342)	$(26,931)	$158,826	$101,874	$105,773

Non-GAAP operating margin	(10)%	(2)%	(19)%	30%	(13)%	(3)%	(16)%	29%	11%	10%

Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended								Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2014	2014	2014	2014	2015	2015	2015	2015	2014	2015

GAAP net income (loss)	$(34,214)	$(27,052)	$(46,244)	$99,650	$(45,103)	$(23,777)	$(63,077)	$131,114	$(7,860)	$(843)
Interest Expense	3,947	3,856	4,381	4,548	4,736	4,985	5,613	5,664	16,732	20,998
Interest and other income, net	(227)	(54)	(102)	(125)	(102)	(120)	(433)	(89)	(508)	(744)
Tax (benefit) provision	(8,117)	(3,447)	(6,962)	16,407	(5,755)	(9,480)	8,831	5,258	(2,119)	(1,146)
Depreciation and amortization	22,805	23,712	25,415	26,820	27,593	27,707	28,933	29,044	98,752	113,277
Stock-based compensation	15,992	14,714	13,788	17,268	17,760	16,315	15,756	10,627	61,762	60,458
Non-GAAP Adjusted EBITDA	$186	$11,729	$(9,724)	$164,568	$(871)	$15,630	$(4,377)	$181,618	$166,759	$192,000

Shutterfly, Inc.
Reconciliation of Cash Flow from Operating Activities to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended								Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2014	2014	2014	2014	2015	2015	2015	2015	2014	2015

Net cash provided by (used in) operating activities	$(97,473)	$12,282	$(7,850)	$259,529	$(107,731)	$22,171	$(22,140)	$272,737	$166,488	$165,037
Interest Expense	3,947	3,856	4,381	4,548	4,736	4,985	5,613	5,664	16,732	20,998
Interest and other income, net	(227)	(54)	(102)	(125)	(102)	(120)	(433)	(89)	(508)	(744)
Tax (benefit) provision	(8,117)	(3,447)	(6,962)	16,407	(5,755)	(9,480)	8,831	5,258	(2,119)	(1,146)
Changes in operating assets and liabilities	106,531	(7,633)	(2,521)	(100,737)	113,075	(6,803)	134	(87,013)	(4,360)	19,393
Other adjustments	(4,475)	6,725	3,330	(15,054)	(5,094)	4,877	3,618	(14,939)	(9,474)	(11,538)
Non-GAAP Adjusted EBITDA	186	11,729	(9,724)	164,568	(871)	15,630	(4,377)	181,618	166,759	192,000
Less: Purchase of property and equipment	(16,419)	(22,734)	(18,769)	(10,573)	(13,978)	(17,199)	(15,117)	(12,972)	(68,495)	(59,266)
Less: Capitalized technology & development costs	(5,112)	(5,324)	(6,084)	(5,228)	(4,072)	(5,386)	(6,353)	(6,302)	(21,748)	(22,113)

Free cash flow	$(21,345)	$(16,329)	$(34,577)	$148,767	$(18,921)	$(6,955)	$(25,847)	$162,344	$76,516	$110,621

Shutterfly, Inc.
Reconciliation of Net Income (Loss) per Share to Non-GAAP Net Income (Loss) per Share
(In thousands)
(Unaudited)

	Three Months Ended								Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2014	2014	2014	2014	2015	2015	2015	2015	2014	2015

GAAP net income (loss)	$(34,214)	$(27,052)	$(46,244)	$99,650	$(45,103)	$(23,777)	$(63,077)	$131,114	$(7,860)	$(843)
Add back interest expense related to:
Amortization of debt discount	2,870	2,911	2,951	2,994	3,035	3,078	3,120	3,167	11,726	12,400
Amortization of debt issuance costs	288	293	297	301	305	310	314	318	1,179	1,247
0.25% coupon	188	187	187	188	187	188	188	187	750	750
Tax effect	(637)	(438)	(395)	(1,430)	(391)	(731)	769	(7,940)	(2,900)	(8,293)
Non-GAAP net income (loss)	$(31,505)	$(24,099)	$(43,204)	$101,703	$(41,967)	$(20,932)	$(58,686)	$126,846	$2,895	$5,261

GAAP basic shares outstanding	38,503	38,438	38,453	38,412	37,968	37,537	36,369	35,172	38,452	36,761
Add back:
Dilutive effect of stock options and restricted awards	—	—	—	1,219	—	—	—	1,571	—	—
GAAP diluted shares outstanding	38,503	38,438	38,453	39,631	37,968	37,537	36,369	36,743	38,452	36,761
Add back:
Dilutive effect of stock options and restricted awards	—	—	—	—	—	—	—	—	1,442	1,721
Dilutive effect of convertible notes	—	—	—	—	—	—	—	—	—	—
Non-GAAP diluted shares outstanding	38,503	38,438	38,453	39,631	37,968	37,537	36,369	36,743	39,894	38,482

GAAP net income (loss) per share	$(0.89)	$(0.70)	$(1.20)	$2.51	$(1.19)	$(0.63)	$(1.73)	$3.57	$(0.20)	$(0.02)
Non-GAAP net income (loss) per share	$(0.82)	$(0.63)	$(1.12)	$2.57	$(1.11)	$(0.56)	$(1.61)	$3.45	$0.07	$0.14